June 8, 2022

Mutual Fund Series Trust 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022

Re: Mutual Fund Series Trust, File Nos. 333-132541 and 811-21872

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 503 to the Registration Statement, File Nos. 333-132541 and 811-21872 (the “Registration Statement”), of Mutual Fund Series Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof. The opinions expressed herein are limited to matters of Ohio business trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.

Based upon the foregoing, we are of the opinion that the shares of the following series of the Trust (collectively, the “Funds”), if issued in accordance with the then-current Prospectus and Statement of Additional Information of the applicable Funds, will be legally issued, fully paid and non-assessable:

AlphaCentric Income Opportunities Fund	Class A, C, C-1, I and T
AlphaCentric LifeSci Healthcare Fund	Class A, C, C-1 and I
AlphaCentric Premium Opportunity Fund	Class A, C, C-1, I and T
AlphaCentric Robotics and Automation Fund	Class A, C, C-1, I and T
AlphaCentric Strategic Income Fund	Class A, C, C-1 and I
AlphaCentric SWBC Municipal Opportunities Fund	Class A, C, C-1 and I
AlphaCentric Symmetry Strategy Fund	Class A, C, C-1 and I
Catalyst Buffered Shield Fund	Class A, C, C-1, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, C-1, I and T
Catalyst/CP World Equity Fund	Class A, C, C-1, I and T
Catalyst Dynamic Alpha Fund	Class A, C, C-1, I and T
Catalyst Energy Infrastructure Fund	Class A, C, C-1, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C, C-1 and I
Catalyst Income and Multi-Strategy Fund	Class A, C, C-1, I and T
Catalyst Insider Buying Fund	Class A, C, C-1, I and T

Catalyst Insider Income Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Equity Fund	Class A, C, C-1, I and T
Catalyst/Millburn Dynamic Commodity Strategy Fund	Class A, C, C-1, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, C-1, I and T
Catalyst Nasdaq-100NASDAQ-100 Volatility Overlay Fund	Class A, C, C-1, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, C-1, I and T
Catalyst Pivotal Growth Fund	Class A, C, C-1, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, C-1, I and T
Catalyst/SMH High Income Fund	Class A, C, C-1, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, C-1, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, C-1, I and T
Catalyst Systematic Alpha Fund	Class A, C, C-1, I and T
Catalyst/Warrington Strategic Program Fund	Class A, C, C-1, I and T
Day Hagan Smart Value Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C
Eventide Core Bond Fund	Class A, C, N and I
Eventide Dividend Opportunities Fund	Class A, C, N, I and T
Eventide Exponential Technologies Fund	Class A, C, N and I
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Large Cap Focus Fund	Class A, C, N and I
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
Eventide Multi-Asset Income Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C and I

We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 503 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS/AJD